Exhibit 10.1

LOAN AND SECURITY AGREEMENT

This agreement is entered into by and between InterCore, Inc., a Delaware corporation, (“InterCore”) and its wholly owned subsidiary SRG International, Inc., a Canadian corporation (InterCore, Inc. together with SRG International, Inc., the "Companies") and TOPSIDE PARTNERS, LP, a Texas Limited Partnership, (the "Lender") as of ____________, 20___ (the "Agreement").

WHEREAS, the Companies require working capital in order to implement their business plan which calls for the commercial sales of their proprietary alertness detection products, known as Driver Alertness Detection System, or “DADS”, in several key markets; and

WHEREAS, the Lender is fully familiar with their business strategy and desires to assist the Companies in achieving their business development by providing the working capital they require; and

WHEREAS, the Companies and the Lender have negotiated a Promissory Note, dated ____________, 20___, under which the Lender has agreed to provide a secured working capital facility (the "Facility") in order to meet the working capital needs of the Companies; and

WHEREAS, this Agreement is the Definitive Agreement to implement the loan, the Promissory Note, and associated security interest.

NOW THEREFORE intending to be legally bound the parties hereto do agree as follows:

1. Extension of Credit. The Lender hereby agrees to extend credit to the Companies in the maximum amount of _______________ at the Companies' request in amounts from time to time. The maximum draw that can be requested for the initial draw of this Agreement is _____________. A second draw may be requested upon the presentation of documentation acceptable to Lender evidencing that sufficient progress is being made: (i) in preparing and filing the 2013 10-K and 2014 10-Q reports; (ii) in having the DADS app available for purchase on the iTunes app store; and (iii) in completing the 2012 SRG audit and related 8-K filings. Each draw shall be funded by the Lender within ten (10) business days of the date that written request for said draw is received. An additional draw may not be requested while a draw is pending. The total of all draws made hereunder less repayments shall be called the "Outstanding Principal".

2. Term of the Facility: Unless extended by the Lender the Facility must be retired fully on or before _________, 20___.

3. Interest. The Companies further agrees to pay to the Lender interest on the Outstanding Principal at the rate of 18% per annum calculated upon the actual number of days such principal amounts are outstanding. Interest shall be paid within three business days after the end of each month.

4. Facility Fee. A one-time, non-refundable fee of 4.5% of the Facility shall be earned when the Loan and Security Agreement for the Facility has been executed. Half will be paid from the first draw and half will be paid from the second draw.

5. Origination Fee. A fee of 6% shall be deducted from each new advance made pursuant to the Facility.

6. Warrants. The Companies will issue to the Lender a Warrant to purchase ______________ shares of InterCore (ICOR) common stock. The Warrant will have a term of four years and a strike price of $____. The warrants will be fully vested as soon as the first draw is received by InterCore on behalf of the Companies. The form of the Warrant will be consistent with the warrants that have been issued in 2014 by InterCore.

7. Continuing Due Diligence. The Companies shall provide financial and marketing information to the Lender on a weekly basis. The content and list of required information that the Borrower will supply will be in a format that is acceptable to the Lender. No additional draws will be supplied as long as the Borrower is not in compliance with this provision.

8. Conversion. Outstanding Principal may be converted at the election of the Lender at any time into Series D Preferred Shares at the price of $10.00 per share; or into restricted common stock at a price of a ____% discount to market based on the average closing price of the preceding five days except that, within six (6) months of the date of this agreement, Lender may convert the Outstanding Principal into restricted common stock at a price equal to the lesser of (i) _____ per share or (ii) a ____% discount to market based on the average closing price of the preceding five days. The right to convert the Outstanding Principal can be exercised up to five days after the Borrower has tendered repayment of the Principal.

9. Repayment. The principal will begin to be repaid by the Companies as soon as the Companies becomes cash-flow positive. Becoming cash-flow positive is defined as having revenue in any one month that is more than sufficient for the Companies to pay their monthly obligations, with the expectation that the positive cash-flow will continue for the following month.

10. Prepayment. All or a portion of Outstanding Principal and any accrued interest may be prepaid by the Companies to the Lender at any time without penalty. Prepayment of Outstanding Principal does not preclude the Company from subsequently drawing upon this credit facility in equal or greater amounts.

11. Promissory Notes. The Companies shall execute a promissory notes in the form attached hereto as “Exhibit A" to document each draw.

12. Security Interest. The underlying collateral for the Outstanding Principal under the terms of this Agreement shall be a lien (second only to the first lien of Rhine Partners, LP) on all assets of the Companies including all cash, existing and future accounts receivable, inventory, purchase orders, and all intellectual property and patents and copyrights owned or licensed for use by the Companies, including all rights to the ADS software, including all marketing, royalty, and distributions rights to the ADS software and product lines, both current and future, and the Lender is hereby granted a security interest in said assets excluding all property, plant and equipment. The Companies agree to execute and file a UCC-1 Financing Statement in favor of the Lender. To the extent that any UCC-1 Financing Statement is now active, the Companies agrees to obtain subordination or cancellation of said UCC-1 Financing Statement. In the event that the Companies have repaid all the outstanding advances and declared its intention not to make further use of the Facility, the Lender shall forthwith release its first security lien on the above described assets of the Companies and the Facility shall be terminated.

13. Lender Representations. Lender hereby represents that it is an “accredited” investor and Lender (as defined in 17 CFR 230.501 (a) subsection 8. Lender further represents that Lender has not been formed for the purpose of making this investment, that Lender is acquiring the promissory note(s), warrants and securities therein for its own account and for investment purposes only and has no present intention, agreement or arrangement for the distribution, transfer, assignment, resale or subdivision thereof. Lender further agrees that it will not distribute, transfer, assign, sell, or by any other means transfer ownership of, or any rights to, the promissory note(s) without prior approval of the Companies.

14. Entire Agreement, This is the entire Agreement of the parties relating to this subject matter. It is to be governed by the laws of the State of Delaware and shall be enforced in the state or federal courts of the State of Delaware if the parties cannot amicably resolve any disputes by voluntary submission to an agreed upon mediator or arbitration mechanism. The Agreement may be modified only in writing that is signed by the parties.

[Signature page follows]

WITNESS THE HAND AND SEAL OF THE PARTIES AS OF THE DATE FIRST ABOVE WRITTEN:

InterCore, Inc.

By: James F. Groelinger, Chief Executive Officer

SRG International, Inc.

By: Raphael Huppe, Chief Technology Officer

SRG International, Inc.

By: Claude Brun, Director

Topside Partners, LP

By: Kimberly Guenther, Managing Member

Trademont Associates, LLC, its General Partner

Exhibit A

SECURED PROMISSORY NOTE

1.          FOR VALUE RECEIVED, the undersigned, InterCore Inc., a Delaware corporation, and its wholly owned subsidiary SRG International, Inc., a Canadian Corporation, (collectively the "Borrower"), promises to pay to Rhine Partners, LP, a Texas Limited Partnership, (“Lender"), the principal sum up to ____________________ (the "Principal Amount") funded from time to time.

2.          This Note shall mature and the Principal Amount become due and payable on ___________, 20___. Payment of the Principal Amount and any accrued and unpaid interest shall be made by wire transfer to an account to be designated by the Lender.

3.          This Note is issued pursuant to that certain Loan and Security Agreement dated ___________, 20___ and the terms therein are incorporated herein by reference and made a part hereof as if fully stated herein.

4.          Borrower, for itself and its legal representatives, successors, and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purposes of accelerating maturity, diligence in collection, and any other condition precedent to action against Borrower for the payment hereof.

5.          This Note shall become immediately due and payable without notice or demand upon the happening to Borrower of any one of the following specified events: (a) assignment for the benefit of creditors; (b) application for, or appointment of a receiver for, it or its property; (c) filing a voluntary petition under any of the provision of the Bankruptcy Code or having an involuntary petition filed against it under the Bankruptcy Code which is not dismissed within 60 days; (d) any other proceeding under bankruptcy, insolvency, reorganization, relief of debtors, or similar laws is commenced by Borrower, or is commenced against Borrower and not dismissed within sixty (60) days; (e) if any payment of Principal Amount or interest due hereunder is not made within thirty (30) days after the date such payment was due; (f) if Borrower fails to perform any covenant or agreement hereunder in any material respect; (g) if any representation or warranty made by Borrower herein was not true and correct in all material respects when made. All such events shall constitute an Event of Default hereunder. If any of the Events of Default specified in clauses (a) through (d) above occurs, the balance of the Principal Amount, together with all accrued but unpaid interest, shall immediately become due and payable. If any other Event of Default occurs, Lender may declare the balance of the Principal Amount, together with all accrued but unpaid interest, to be immediately due and payable by written notice thereof to Borrower.

6.          This obligation is secured by a first lien on all of the Companies' assets including cash, inventory, accounts receivable and all intellectual property and patents owned or licensed for use by the Companies. All Property, Plant and Equipment is excluded from the Lender filing a UCC-1 Financing Statement to perfect this security interest. This first lien shall not be subordinate to security interests granted to other parties as reflected in UCC-1 Financing Statements filed prior to the date hereof.

7.          This Note is to be construed and enforced according to and governed by the laws of the State of Delaware.

8.          Borrower agrees to pay all costs and expenses (including, without limitation, reasonable attorney fees) incurred or payable by Lender in enforcing each provision of this Note including, without limitation, respecting the collection of any and all amounts payable under this Note.

9.          Borrower acknowledges that its obligations to make payments hereunder are absolute and unconditional, and agrees that such payments shall not be requested to be, and shall not be, subject to any defense, setoff, or counterclaim of any kind or nature, or any other action similar to the foregoing, provided that nothing contained herein shall preclude any separate proceeding by Borrower against Lender so long as such proceeding does not in any manner relate to or otherwise impair the payment or the collection of the amounts due hereunder in accordance with the terms of this Note.

10.         No amendment, modification, rescission, waiver, consent, forbearance, or release of any provision of this Note shall be valid or binding unless made in writing and executed by a duly authorized representative of Borrower and Lender. No consent or waiver, express or implied, by Lender to the breach by Borrower in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent to or waiver of the further breach in the performance of the same or any other obligation of Borrower hereunder. Failure on the part of Lender to complain of the act or failure to act by Borrower or to declare Borrower in breach, irrespective of how long such failure continues, shall not constitute a waiver by Lender of any of its rights hereunder.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of _____________, 20___.

InterCore, Inc.

By: James F. Groelinger, Chief Executive Officer

SRG International, Inc.

By: Raphael Huppe, Chief Technology Officer

SRG International, Inc.

By: Claude Brun, Director

Topside Partners, LP

By: Kimberly Guenther, Managing Member

Trademont Associates, LLC, its General Partner